Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8, File Nos. 333-98681, 333-116216, 333-133101, and 333-171047) pertaining to the ConocoPhillips Savings Plan of our report dated June 21, 2011, with respect to the financial statements and schedule of the ConocoPhillips Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/S/ ERNST & YOUNG LLP ERNST & YOUNG LLP
Houston, Texas
June 21, 2011